UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

VERIFONE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2099 Gateway Place, Suite 600

San Jose, CA 95110

(Address of principal executive offices with zip code)

(408) 232-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2010, VeriFone Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hypercom Corporation, a Delaware corporation (“Hypercom”) and Honey Acquisition Co., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Hypercom, with Hypercom continuing as the surviving entity and as a wholly owned subsidiary of the Company (the “Merger”). The Board of Directors of the Company has unanimously approved the Merger and the Merger Agreement.

At the effective time and as a result of the Merger, Hypercom stockholders will receive, for each share of common stock, par value $0.001 per share (the “Hypercom Common Stock”), of Hypercom issued and outstanding (other than Hypercom Shares that are owned by the Company or Hypercom or any direct or indirect wholly-owned subsidiary of Hypercom and in each case not held on behalf of third parties) 0.23 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”).

In addition, options to acquire Hypercom Common Stock, restricted stock unit awards and other equity-based awards denominated in shares of Hypercom Common Stock outstanding immediately prior to the consummation of the Merger will be converted into options, restricted stock unit awards, or other equity-based awards, as the case may be, denominated in shares of Company Common Stock based on the Exchange Ratio, at an exercise price per share (in the case of options) equal to the exercise price of the option immediately prior to the effective time of the Merger divided by the Exchange Ratio. Each outstanding warrant to purchase Hypercom Common Stock shall be converted into a warrant to acquire a number of shares of Company Common Stock equal to the product of the number of shares of Hypercom Stock subject to such warrant multiplied by the Exchange Ratio, at an exercise price equal to the exercise price of the warrant immediately prior to the effective time of the Merger divided by the Exchange Ratio.

The Company and Hypercom have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) relating to the conduct of Hypercom’s businesses during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) that Hypercom will convene and hold a meeting of its stockholders to consider and vote upon the approval of the Merger, and (iii) that, subject to certain exceptions, the Board of Directors of Hypercom will recommend adoption of the Merger by its stockholders. The Company has agreed that its obligation to use reasonable best efforts to obtain certain required regulatory approvals includes an obligation, subject to limitations described in the Merger Agreement, to hold separate or divest businesses or assets of the Company, Hypercom or its subsidiaries. Such limitations include a provision providing that the Company is not obligated to sell or dispose of businesses or assets that, in the aggregate, produced aggregate gross revenues in an amount in excess of $124 million for the Company, Hypercom and their respective subsidiaries during the 2009 fiscal year. Hypercom is also subject to a “no-shop” restriction on its ability to solicit alternative acquisition proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a “fiduciary-out” provision that allows Hypercom under certain circumstances to provide information and participate in discussions at any time with respect to unsolicited alternative acquisition proposals and prior to the time that Hypercom receives approval of the Merger Agreement from its stockholders.

Consummation of the Merger is subject to a number of conditions, including adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Hypercom Common Stock entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose and the receipt of certain regulatory approvals. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects of the other party of its obligations and (iii) there not having occurred a material adverse effect with respect to the other party. The Merger Agreement contains certain termination rights for both the Company and Hypercom, and further provides that, upon termination of the Merger Agreement under specified circumstances, Hypercom may be required to pay to the Company a termination fee of $12.2 million. In addition, upon termination of the Merger Agreement under specified circumstances in which certain antitrust approvals are not obtained, the Company may be required to pay to Hypercom a termination fee of $28.4 million, which is subject to an increase to $30.4 million if the Company extends the termination date from August 31, 2011 to November 30, 2011 and such termination occurs after August 31, 2011.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Hypercom, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Hypercom or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company and Hypercom.

In connection with the Merger, the Company has entered into a support agreement with FP Hypercom Holdco, LLC and Francisco Partners II, L.P. (the “Support Agreement”), pursuant to which, among other things, FP Hypercom Holdco, LLC agreed to vote any shares of Hypercom common stock owned by it (including any shares of Hypercom common stock that may be issued to it upon exercise of the Hypercom warrant held by it) in favor of the Merger and against competing acquisition proposals, in each case subject to and on the conditions set forth in the Support Agreement. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of Hypercom relating to the proposed transaction. Investors are urged to read the registration statement, including the proxy statement (and all amendments and supplements thereto) and any other relevant documents filed with the SEC when they become available, because they contain important information. Investors will be able to obtain copies of the registration statement, including the proxy statement, as well as the Company’s other filings, free of charge, at the website maintained by the SEC (www.sec.gov) when they become available. In addition, you may obtain documents filed with the SEC by the Company free of charge at its Web site (www.verifone.com) or by directing a request to: VeriFone Systems Inc., 2099 Gateway Place, Suite 600, San Jose, CA 95110 (Tel: +1-408-232- 7800, Attention: Company Secretary).

The Company, Hypercom and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Hypercom stockholders in connection with the Merger. Information about the Company’s directors and executive officers is set forth in the proxy statement for the Company’s 2010 annual meeting of stockholders, filed with the SEC on May 19, 2010. Information about Hypercom’s directors and executive officers is set forth in Hypercom’s Annual Report on Form 10-K filed with the SEC on March 12, 2010 and the proxy statement for Hypercom’s 2010 annual meeting of stockholders filed with the SEC on April 26, 2010. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the Merger when they become available.

Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decisions.

Item 7.01	Regulation FD Disclosure.

On November 17, 2010, the Company issued a press release regarding the Merger, which is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Report on Form 8-K:

2.1	Agreement and Plan of Merger, dated as of November 17, 2010 among Hypercom Corporation, VeriFone Systems, Inc. and Honey Acquisition Co. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request).

10.1	Support Agreement, dated as of November 17, 2010, by and among VeriFone Systems, Inc., FP Hypercom Holdco, LLC and Francisco Partners II, L.P.

99.1	Press Release dated November 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: November 19, 2010	By:	/S/ ALBERT LIU
	Name:	Albert Liu
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 17, 2010 among Hypercom Corporation, VeriFone Systems, Inc. and Honey Acquisition Co. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request).

10.1	Support Agreement, dated as of November 17, 2010, by and among VeriFone Systems, Inc., FP Hypercom Holdco, LLC and Francisco Partners II, L.P.

99.1	Press Release dated November 17, 2010.